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                                                                   EXHIBIT 10.29

                      PROFESSIONAL SERVICES AGREEMENT 2002

THIS PROFESSIONAL SERVICES AGREEMENT ("Agreement") dated October 1, 2002 by and between MEIDIAN BIOSCIENCE, INC. a United States corporation ("Meridian Inc.") and Antonio Interno, an Italian resident ("Mr. Interno").

                                   WITNESSETH

         WHEREAS, Meridian Inc. requires the services of Mr. Interno to assist it in certain marketing and business development activities throughout Europe;

         WHEREAS, Mr. Interno has the services and capabilities to assist Meridian Inc. with its varied marketing and business development activities;

         NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Services. Mr. Interno shall provide services to Meridian Inc. to assist in certain marketing and business development activities throughout Europe ("Services"). Mr. Interno has no authority to negotiate or conclude contracts on behalf of Meridian Inc. or its US subsidiaries.

2. Fees. Meridian Inc. shall pay fees for the Services of 157,452 Euros. The fees shall be paid monthly. Meridian Inc. shall pay such monthly payment on the fifteenth (15th) business day of each month.

3. Term. The term of this Agreement shall be for one year commencing on the date hereof and shall automatically be renewed for additional one
         (1) year terms unless either party shall terminate this Agreement with sixty (60) days prior written notice to the other party.

4. Notice. All notices and other information to be given by either party shall be deemed given if transmitted by facsimile or in writing and deposited in the mail, postage prepaid, return receipt requested, and addressed to John A. Kraeutler, Meridian Bioscience, Inc., 3471 River Hills Drive, Cincinnati, OH 45244 and Antonio Interno, Via Solferino 41, 20023 Cerro Maggiore, Milan, Italy.

5. Amendments. No change, modification, termination, amendment or waiver of any provisions of this Agreement, nor consent to any departure therefrom, shall be of any force of effect unless the same is in a written instrument signed by all parties hereto. Any such consent, waiver, modification, termination or amendment shall be effective only in the specific instance and for the limited purpose of which it is given.

6. Assignability. The parties hereto acknowledge and agree that neither this Agreement nor any of the rights, duties or obligations hereunder shall be assignable in whole or in part by Meridian Inc. or Mr. Interno without the prior written consent of the other party.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                         MERIDIAN BIOSCIENCE, INC.

                                         /s/ John A. Kraeutler
                                     -------------------------------------------
                                         By: John A. Kraeutler

                                         Its: President, Chief Operating Officer

                                                /s/ Antonio A. Interno
                                     -------------------------------------------
                                         By: Antonio Alessandro Interno